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                                                                   EXHIBIT 5.1


                         SHAPO, FREEDMAN & BLOOM, P.A.
                          FIRST UNION FINANCIAL CENTER
                                   Suite 4750
                          200 South Biscayne Boulevard
                              Miami, Florida 33131
                                   ---------
                                (305) 358-4440



LEONARD H. BLOOM                                                  FACSIMILE NO.
                                                                 ---------------
                                                                 (305) 358-0521




                                  June 8, 1998

Noven Pharmaceuticals, Inc.
11960 S.W. 144 Street
Miami, FL  33186

     Re: Noven Pharmaceuticals, Inc. (the "Company") Registration Statement on Form S-3 (the "Registration Statement") covering the proposed Offering of an Aggregate of 966,184 Shares of Common Stock by a certain Selling Security Holder

Gentlemen:

         We have acted as counsel for the Company in connection with the preparation of the Registration Statement relating to the proposed offering of the Common Stock by a certain selling security holder.

         As such, we are familiar with the Registration Statement relating to the offering and the prospectus included therein (the "Prospectus"). We have examined a copy of the Certificate of Incorporation (as amended) and the By-laws of the Company (as amended) and such other documents and corporate records as we deem necessary or appropriate for the purpose of this opinion.

         On the basis of the foregoing, we are of the opinion that:

                (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has authorized and issued capital stock as set forth in the Prospectus.

                (ii) All of the Common Stock to be sold by the Selling Security Holder in the offering have been duly and validly authorized and are fully paid and nonassessable.


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Noven Pharmaceuticals, Inc.
June 8, 1998
Page Two




         The undersigned consents to being named in the above referenced Registration Statement as counsel for the Company and in the Prospectus as acting for such Company as to legal matters in connection with the sale of the Common Stock covered by the Registration Statement and further consents to the filing of this opinion as an exhibit to the Registration Statement.

                                   SHAPO, FREEDMAN & BLOOM, P.A.


                                   BY: /s/ Leonard H. Bloom
                                      ------------------------------------------
                                       LEONARD H. BLOOM